                                                                                                           [FILED PURSUANT TO RULE 433]

REVISED TERM SHEET

RALI SERIES 2006-QA7 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QA7

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

RESIDENTIAL FUNDING SECURITIES LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-888 523-3990.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND
THE  PROSPECTUS  SUPPLEMENT  FOR THE  OFFERED  CERTIFICATES.  THE  INFORMATION  IN THIS TERM  SHEET IS  PRELIMINARY  AND IS  SUBJECT TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,
SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET,  THE TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET  SUPPLEMENT IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES
IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

AUGUST 9, 2006

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT
                               AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide  progressively  more detail:

         -        the related base prospectus,  dated August 8, 2006, which provides general  information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated August 8, 2006,  which provides general  information  about series of certificates issued pursuant to the depositor's QA program, some of which may not apply to the offered certificates; and

         -        this term sheet,  which  describes  terms  applicable  to the classes of offered  certificates  described  herein and provides a  description  of certain  collateral  stipulations  regarding  the  mortgage  loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates  in the related base prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO PURCHASE  ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN
THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE
YOU WITH  INFORMATION  ABOUT THE  OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY  SUCH  OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A
CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL
BACKING  THEM,  MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE  THE POOL MAY BECOME
DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL, AND THAT
ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE
UNDERWRITER'S  OBLIGATION  TO SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING  ENTITY  DOES NOT  DELIVER  SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY
PORTION OF THE  CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY STATISTICAL OR
NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING
ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The offered certificates  are complex  securities.  You should  possess,  either  alone or  together  with an  investment  advisor,  the  expertise necessary to evaluate the information  contained in this term sheet,  the term sheet supplement and the related base prospectus for the offered  certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

----------------------- --------------------- ------------------- --------------------- ------------------------------
                                                 CERTIFICATE
                                                  PRINCIPAL       INITIAL RATING (S&P
        CLASS            PASS-THROUGH RATE        BALANCE(1)         / MOODY'S) (2)             DESIGNATIONS
----------------------- --------------------- ------------------- --------------------- ------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                OFFERED CERTIFICATES
----------------------------------------------------------------------------------------------------------------------
        A-I-1           Adjustable Rate (3)         $210,612,000       AAA / Aaa        Senior / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
        A-II-1          Adjustable Rate (4)          304,279,000       AAA / Aaa        Senior / Super Senior /
                                                                                        Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
        A-II-2          Adjustable Rate (5)           33,809,000       AAA / Aaa        Senior / Senior Support /
                                                                                        Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-1            Adjustable Rate (6)           10,325,000      [AA+ / Aa1]       Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-2            Adjustable Rate (7)            5,310,000       [AA / Aa2]       Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-3            Adjustable Rate (8)            3,835,000      [AA- / Aa3]       Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-4            Adjustable Rate (9)            2,654,000       [A+ / A1]        Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-5            Adjustable Rate (10)           2,360,000        [A / A2]        Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-6            Adjustable Rate (11)           2,360,000       [A- / A3]        Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-7            Adjustable Rate (12)           2,360,000     [BBB+ / Baa1]      Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-8            Adjustable Rate (13)           2,654,000      [BBB / Baa2]      Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
         M-9            Adjustable Rate (14)           2,655,000     [BBB- / Baa3]      Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
          B             Adjustable Rate (15)           2,646,000      [BB+ / Ba1]       Mezzanine / Adjustable Rate
----------------------- --------------------- ------------------- --------------------- ------------------------------
        TOTAL                                       $585,859,000
----------------------- --------------------- ------------------- --------------------- ------------------------------
(1) The initial Certificate Principal Balances presented in this term sheet are approximate and subject to a +/- 10% variance.
(2) It is a condition to the  issuance of the Class A-I-1  Certificates,  Class A-II-1  Certificates,  Class  A-II-2  Certificates  and
   Class M-1  Certificates  through  the Class B  Certificates  that they be rated by at least two of the rating  agencies.  The rating agencies will include  Standard & Poor's, a division of McGraw-Hill  Companies,  Inc. ("S&P") and Moody's  Investors  Service,  Inc.
   ("Moody's").
(3) The  Pass-Through  Rate for the Class A-I-1  Certificates  will be a floating  rate based on One-Month  LIBOR plus []% subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the  mortgage  loans  adjusted for payments due to, or received from, the swap  counterparty).  The Class A-I-1  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(4) The  Pass-Through  Rate for the Class A-II-1  Certificates  will be a floating rate based on One-Month  LIBOR plus []% subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the  mortgage  loans  adjusted for payments due to, or received from, the swap  counterparty).  The Class A-II-1  Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below
(5) The  Pass-Through  Rate for the Class A-II-2  Certificates  will be a floating rate based on One-Month  LIBOR plus []% subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the  mortgage  loans  adjusted for payments due to, or received from, the swap  counterparty).  The Class A-II-2  Certificates will also be entitled to receive certain swap payments as described under the Swap Agreement section below
(6)The  Pass-Through  Rate for the Class M-1  Certificates  will be a floating rate based on the lesser of (a) One-Month LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-1  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(7)The  Pass-Through  Rate for the Class M-2  Certificates  will be a floating rate based on the lesser of (a) One-Month  LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-2  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(8)The  Pass-Through  Rate for the Class M-3  Certificates  will be a floating rate based on the lesser of (a) One-Month  LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-3  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(9)The  Pass-Through  Rate for the Class M-4  Certificates  will be a floating rate based on the lesser of (a) One-Month  LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-4  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(10)The  Pass-Through  Rate for the Class M-5  Certificates  will be a floating rate based on the lesser of (a) One-Month LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-5  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(11)The  Pass-Through  Rate for the Class M-6  Certificates  will be a floating rate based on the lesser of (a) One-Month LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-6  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(12)The  Pass-Through  Rate for the Class M-7  Certificates  will be a floating rate based on the lesser of (a) One-Month LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-7  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(13)The  Pass-Through  Rate for the Class M-8  Certificates  will be a floating rate based on the lesser of (a) One-Month LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-8  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(14)The  Pass-Through  Rate for the Class M-9  Certificates  will be a floating rate based on the lesser of (a) One-Month LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage  loans adjusted for payments due to, or received from, the swap  counterparty).  The Class M-9  Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.
(15)The  Pass-Through  Rate for the Class B  Certificates  will be a floating rate based on the lesser of (a)  One-Month  LIBOR plus
   []% and (b) 14.000%;  subject to a maximum  rate equal to the Net WAC Cap Rate (which is equal to the  weighted  average net rate on the mortgage loans adjusted for payments due to, or received from,  the swap  counterparty).  The Class B Certificates  will also be entitled to receive certain swap payments as described under the Swap Agreement section below.

AGGREGATE POOL (LOAN GROUP I AND LOAN GROUP II) - STIPULATED MORTGAGE POOL CHARACTERISTIC

------------------------------------------------------------------------- --------------------------------------------
MORTGAGE LOAN TYPE:                                                       3/1, 3/6, 5/1, 5/6, 7/1 & 7/6 Alt A Hybrid
                                                                                              Arm
------------------------------------------------------------------------- --------------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 10%):                                               $590mm
------------------------------------------------------------------------- --------------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                    7.00%
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10):                                                   0.31%
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                                                  6.69%
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE GROSS MARGIN (+/- 0.15):                                                    2.30%
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE CAP AT THE ROLL (+/- 0.15):                                                 4.62%
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE PERIODIC CAP (+/- 0.15):                                                    1.66%
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE LIFE CAP (+/- 0.15):                                                        5.28%
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                             360
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):                                            359
------------------------------------------------------------------------- --------------------------------------------
MONTHS TO ROLL (+/- 1 MONTH):                                                                 58
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE LTV RATIO (+/-  5):                                                        77.15%
------------------------------------------------------------------------- --------------------------------------------
CALIFORNIA CONCENTRATION (+/- 10):                                                40.92%
------------------------------------------------------------------------- --------------------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                            17.22%
------------------------------------------------------------------------- --------------------------------------------
CASH OUT REFINANCE (+/- 10):                                                                17.44%
------------------------------------------------------------------------- --------------------------------------------
SINGLE FAMILY DETACHED (+/- 10):                                                            81.32%
------------------------------------------------------------------------- --------------------------------------------
INVESTOR PROPERTY (+/- 10):                                                                 12.00%
------------------------------------------------------------------------- --------------------------------------------
INTEREST ONLY MORTGAGE LOANS (+/- 10):                                                      89.18%
------------------------------------------------------------------------- --------------------------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                                               711
------------------------------------------------------------------------- --------------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                                   $307,364
------------------------------------------------------------------------- --------------------------------------------
CONFORMING BALANCE (+/-10) :                                                                59.52%
------------------------------------------------------------------------- --------------------------------------------
PREPAYMENT PENALTY (+/-10):                                                                 19.68%
------------------------------------------------------------------------- --------------------------------------------

The percentages set forth in the tables above, other than any weighted averages,  are percentages of the aggregate  principal balance of the actual  mortgage  pool to be  included  in the trust on the  Closing  Date,  as of the Cut-off  Date,  after  deducting  payments of principal  due during the month of the Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual mortgage  loans to be included in the trust on the Closing  Date,  as of the Cut-off  Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

A percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage by which the number set forth for such  category  may vary in the actual  mortgage  pool  included in the trust on the Closing  Date.  For example the  Aggregate  Stated
Principal  Balance of the mortgage loans included in the trust on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or percentage set forth for such  category  may vary in the  actual  mortgage  pool  included  in the  trust on the  Closing  Date.  For  example,  the Cash Out
Refinance  percentage  could vary from 7.44% to 27.44% of the aggregate  principal  balance of the actual mortgage loans included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The trust will hold a pool of one- to four- family residential  hybrid adjustable rate first lien mortgage loans,  divided into two loan groups: loan group I and loan group II.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                        Residential Funding Securities LLC

SIGNIFICANT SERVICERS:              Servicers  that may  subservice  10% or more by  principal  amount of the  mortgage  loans  include
                                    HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding.

SIGNIFICANT ORIGINATORS:            Originators  that  originated  10% or more of the  mortgage  loans  include  HomeComings  Financial
                                    Network, Inc., a wholly-owned subsidiary of Residential Funding.

SWAP PROVIDER:                      HSBC Bank USA, N.A

CUT-OFF DATE:                       August 1, 2006.

CLOSING DATE:                       On or about August 30, 2006.

DISTRIBUTION DATE:                  25th of each month,  or the next  business  day if such day is not a business  day,  commencing  in
                                    September 2006.

ASSUMED FINAL
DISTRIBUTION DATES:                 The  distribution  date in August 2036. The actual final  distribution  date could be substantially earlier.

FORM OF CERTIFICATES:               Book-entry: Class A Certificates, Class M Certificates, and Class B Certificates.

PREPAYMENT ASSUMPTION:              A 30% prepayment  assumption  assumes a constant  prepayment  rate, or CPR, of 30% per annum of the then outstanding principal balance of the mortgage loans.

MINIMUM DENOMINATIONS:              Class A  Certificates  and those  classes  of Class M  Certificates  rated in at least  the  second highest rating category by one of the rating  agencies,  in minimum  denominations  representing an original  principal  amount of $100,000 and integral  multiples  of $1,000 in excess  thereof.  All other classes of Class M Certificates in minimum  denominations of $250,000 and integral  multiples of $1,000 in excess thereof.

SENIOR CERTIFICATES:                Class A Certificates.

SUBORDINATE CERTIFICATES:           Class M Certificates  and Class B Certificates.  The Subordinate  Certificates  will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject to the considerations contained in the term sheet supplement,  the Class A Certificates and
                                    Class M Certificates  may be eligible for purchase by persons  investing assets of employee benefit plans or individual retirement accounts assets.

                                 In addition,  prior to the  termination of the Swap  Agreement,  the Class A Certificates  and Class M
                                 Certificates  may  only be  purchased  by  persons  investing  assets  of  employee  benefit  plans or individual  retirement  accounts assets if such person qualifies for the relief available under one or more of the following investor-based exemptions:

o        Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

o        PTCE 91-38, regarding investments by bank collective investment funds;

o        PTCE 95-60, regarding investments by insurance company general accounts; or

o        PTCE 96-23, regarding transactions negotiated by certain in-house asset managers.

                                 See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:                           When issued the offered  certificates  rated in at least the second highest rating  category by one of the rating  agencies will be "mortgage  related  securities"  for purposes of the  Secondary  Mortgage
                                 Market  Enhancement  Act of 1984, or SMMEA,  and the  remaining  classes of  certificates  will not be
                                 "mortgage related securities" for purposes of SMMEA.

                                 See "Legal  Investment"  in the term sheet  supplement and "Legal  Investment  Matters" in the related base  prospectus.

TAX STATUS:                      For  federal  income  tax  purposes,  the  depositor  will  elect to treat  the  portion  of the trust consisting  of the related  mortgage  loans and certain  other  segregated  assets as one or more real estate mortgage  investment  conduits.  The offered  certificates will represent  ownership of regular interests in a real estate mortgage  investment  conduit and generally will be treated as representing ownership  of debt for  federal  income tax  purposes.  You will be  required to include in income all interest and original issue  discount,  if any, on such  certificates  in accordance  with the accrual method of  accounting  regardless  of your  usual  methods  of  accounting.  For  federal  income  tax purposes,  the Class R Certificates for any series will represent  residual interests in a real estate mortgage investment conduit.

  For further  information  regarding  the federal  income tax  consequences  of investing in the offered  certificates,  see "Material
  Federal Income Tax Consequences" in the term sheet supplement and in the related base  prospectus.

CREDIT ENHANCEMENT

A.       EXCESS CASH FLOW - For any Distribution Date, the sum of (i) the excess of the Available  Distribution  Amount over the sum of
         (a)  the  interest   distribution   amount  for  the  certificates  and  (b)  the  principal   remittance  amount,   (ii)  any
         overcollateralization  reduction  amount,  and (iii) any  amounts  received  by the trust  under the Swap  Agreement  for that
         Distribution  Date.  Excess Cash Flow may be used to protect the Class A  Certificates,  Class M Certificates  and the Class B
         Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses.

B.       OVERCOLLATERALIZATION  - The  initial  aggregate  principal  balance of the  Mortgage  Loans is expected to exceed the initial
         aggregate   certificate  principal  balance  of  the  Certificates  by  approximately   $4,141,000.   This  amount  represents
         approximately   0.70%  of  the  aggregate   principal   balance  of  the  Mortgage   Loans  and  is  the  initial   amount  of
         overcollateralization required to be provided.

C.        SUBORDINATION  - If the Class B and Class M  Certificates  remain  outstanding,  losses on the  mortgage  loans which are not covered by Excess Cash Flow or  Overcollateralization  will be first allocated to the class of Class B Certificates and second to the Class M  Certificates  with the  lowest  payment  priority,  and the other  classes of  certificates  will not bear any portion of such losses,  except as  described in the term sheet  supplement.  If none of the Class B  Certificates  or Class M
         Certificates are outstanding and if there is no Excess Cash Flow or  overcollateralization,  all such losses will be allocated pro rata, to the Class A Certificates,  provided,  however,  that such losses otherwise allocable to the Class A-II-1 will be allocated  first to the A-II-2  Certificates  until the Certificate  Principal  Balance of the Class A-II-2  Certificates  has
         been reduced to zero.

D.       SWAP  AGREEMENT - Credit  enhancement  for the Class A  Certificates,  Class M  Certificates,  and Class B  Certificates  will include net payments made by the Swap Counterparty to the trustee pursuant to the swap agreement.

See "Description of the Certificates - Excess Cash Flow and  Overcollateralization  and"Description of the  Certificates--Allocation  of
Losses" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer  does not receive the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance  funds to cover the amount of the scheduled  payment that was not made.  However,  the Master  Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master  servicer may, but will not be required to:

         o        purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate principal  balance of the  certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.
However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall  to the holders of the most  subordinate classes of certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing  Agreement--Termination;
Retirement of Certificates" in the related base prospectus.

BASIS RISK SHORTFALL

With respect to any class of Class A Certificates,  Class M Certificates,  and Class B Certificates and any distribution  date on which the Net WAC Cap Rate is used to determine the  Pass-Through  Rate of that class of  certificates,  an amount equal to the excess of (x)
accrued certificate interest for that class of certificates  calculated at a rate equal to the One Month LIBOR plus the related Margin, over (y) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

PRIORITY OF DISTRIBUTIONS

 Distributions to the holders of the Certificates will be made generally as follows:
A.       From the Available  Distribution Amount,  distribution of accrued and unpaid interest (less any prepayment interest shortfalls not covered by  compensating  interest or any Relief Act  Shortfalls) to the holders of Certificates to the extent of the
             Available Distribution Amount, (after payment of the Expense Fee Rate) in the following order of priority:

(i)      To the Class A-I Certificates  solely from loan group I and Class A-II-1 and A-II-2  Certificates,  pro rata, solely from loan group II;

(ii)     To the Class M-1 Certificates;

(iii)    To the Class M-2 Certificates;

(iv)     To the Class M-3 Certificates;

(v)      To the Class M-4 Certificates;

(vi)     To the Class M-5 Certificates;

(vii)    To the Class M-6 Certificates;

(viii)   To the Class M-7 Certificates;

(ix)     To the Class M-8 Certificates;

(x)      To the Class M-9 Certificates; and

(xi)     To the Class B Certificates.

B.       The Principal Distribution Amount will be distributed as follows:

(i)      To the Class A-I Certificates  solely from loan group I and Class A-II-1 and A-II-2  Certificates,  pro rata, solely from loan group II, until the Certificate Principal Balances thereof are reduced to zero;

(ii)     To the Class M-1 Certificates,  the Class M-1 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-1 Certificates is reduced to zero;

(iii)    To the Class M-2 Certificates,  the Class M-2 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-2 Certificates is reduced to zero;

(iv)     To the Class M-3 Certificates,  the Class M-3 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-3 Certificates is reduced to zero;

(v)      To the Class M-4 Certificates,  the Class M-4 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-4 Certificates is reduced to zero;

(vi)     To the Class M-5 Certificates,  the Class M-5 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-5 Certificates is reduced to zero;

(vii)    To the Class M-6 Certificates,  the Class M-6 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-6 Certificates is reduced to zero;

(viii)   To the Class M-7 Certificates,  the Class M-7 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-7 Certificates is reduced to zero;

(ix)     To the Class M-8 Certificates,  the Class M-8 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-8 Certificates is reduced to zero;

(x)      To the Class M-9 Certificates,  the Class M-9 Principal  Distribution Amount,  until the certificate  principal balance of the
                 Class M-9 Certificates is reduced to zero; and

(xi)     To the Class B Certificates,  the Class B Principal  Distribution Amount, until the certificate principal balance of the Class
                 B Certificates is reduced to zero.

SWAP AGREEMENT

On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement.  The
Swap Agreement will have an initial notional amount of $578,200,000.  Under the Swap Agreement, the Trust will be obligated to pay an amount equal to 5.56% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider
will be obligated to pay to the trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap Payment").  See the attached Preliminary Swap Schedule.  [As of the date hereof, the long-term debt of the Swap Provider has been assigned a rating of AA- by Standard & Poor's and Aa2 by Moody's
Investors Services.  As of the date hereof, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's
Investors Service].

The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Trust but will not be assets of any
REMIC.  Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the
 "Swap Termination Payment ") to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trustee, on behalf of the
Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a
Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

EXCESS CASH FLOW DISTRIBUTIONS

On any  Distribution  Date,  the Excess Cash Flow and  subsequent  recoveries  received  by the Master  Servicer  with  respect to any defaulted  Mortgage Loan will be allocated among the  certificates as set forth in the term sheet supplement in the following order of priority:

(i)      as part of the Principal  Distribution  Amount, to pay to the holders of the Class A Certificates,  Class M Certificates,  and
                 Class B  Certificates,  in the priority  described  under  "Priority of  Distributions"  above, in reduction of their
                 Certificate  Principal  Balances,  the  principal  portion of  realized  losses  previously  allocated  to reduce the
                 Certificate Principal Balance of any class of Class A Certificates,  Class M Certificates or Class B Certificates and
                 remaining unreimbursed, but only to the extent of subsequent recoveries for that Distribution Date;

(ii)     as part of the Principal  Distribution  Amount, to pay to the holders of the Class A Certificates,  Class M Certificates,  and
                 Class B  Certificates,  in the priority  described  under  "Priority of  Distributions"  above, in reduction of their
                 Certificate  Principal  Balances,  the principal  portion of realized  losses  incurred on the Mortgage Loans for the preceding calendar month;

(iii)    to pay the  holders  of the  Class A  Certificates,  Class M  Certificates,  Class  B  Certificates  as part of the  Principal
                 Distribution  Amount, in the priority  described under "Priority of Distributions"  above, any  Overcollateralization
                 Increase Amount;

(iv)     to pay the holders of Class A  Certificates,  Class M  Certificates,  and Class B  Certificates,  the amount of any Prepayment
                 Interest  Shortfalls  allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment  Interest
                 Shortfalls  allocated  thereto,  to the extent not covered by the  Eligible  Master  Servicing  Compensation  on that
                 Distribution Date;

(v)      to pay to the holders of the Class A Certificates,  Class M Certificates,  and Class B Certificates,  any Prepayment  Interest
                 Shortfalls  remaining unpaid from prior Distribution Dates together with interest thereon,  on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

(vi)     to pay to the holders of the Class A  Certificates,  in the priority  described under  "Priority of  Distributions"  above, if applicable,  and then to the Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                 Class M-9 and Class B  Certificates  in that order of  priority,  the amount of any Basis Risk  Shortfalls  remaining unpaid as of that Distribution Date;

(vii)    to pay to the holders of the Class A  Certificates,  in the priority  described under  "Priority of  Distributions"  above, if applicable,  Class M  Certificates  and Class B  Certificates,  the  amount of any Relief  Act  Shortfalls  allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

(viii)   to pay to the holders of the Class A  Certificates,  in the priority  described under  "Priority of  Distributions"  above, if applicable,  and then to the Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                 Class M-9  Certificates,  and Class B Certificates in that order of priority,  the principal  portion of any realized losses previously allocated thereto that remain unreimbursed;

(ix)     to the Swap  Provider,  an amount  equal to any Swap  Termination  Payment owed to the Swap  Provider  due to a Swap  Provider
                 Trigger Event pursuant to the Swap Agreement; and

(x)      pay to the holders of the Class SB Certificates and Class R Certificates any balance  remaining,  in accordance with the terms of the pooling and servicing agreement.

 PRINCIPAL REMITTANCE AMOUNT

 For any  Distribution  Date, the sum of the following  amounts:  (i) the principal  portion of all scheduled  monthly payments on the
 Mortgage  Loans  received or advanced  with  respect to the related due period;  (ii) the  principal  portion of all  proceeds of the repurchase  of  Mortgage  Loans or, in the case of  substitution,  amounts  representing  a principal  adjustment  as required in the pooling and servicing  agreement  during the preceding  calendar  month;  and (iii) the  principal  portion of all other  unscheduled collections  received on the Mortgage  Loans during the preceding  calendar month  including,  without  limitation,  full and partial principal  prepayments  made by the  respective  mortgagors,  to the extent not  distributed  in the  preceding  month but  excluding subsequent recoveries.

 PRINCIPAL DISTRIBUTION AMOUNT

 For any Distribution Date, the lesser of (a) the excess of (x) the available  distribution amount over (y) the interest  distribution amount and (b) the sum of (x) the  Principal  Remittance  Amount for the  Mortgage  Loans and (y) the Excess  Cash Flow to the extent distributable  as principal to cover  realized  losses on the Mortgage Loans and to reach the Required  Overcollateralization  Amount minus any  Overcollateralization  Reduction Amount and certain other amounts with respect to servicing  modifications as set forth in the pooling and servicing agreement.

 CLASS A PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date, the Principal  Distribution  Amount for that  Distribution Date or (ii) on or after the Stepdown
 Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the Principal  Distribution  Amount for that
 Distribution  Date and (b) the  excess,  if any,  of (x) the  aggregate  Certificate  Principal  Balance of the Class A  Certificates
 immediately  prior to that Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate  Stated Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution
 Date and (ii) the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving affect to the  distributions to be made on such Distribution Date minus the Overcollateralization Floor.

 CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution Date after  distribution of the Class A  Principal  Distribution  Amount  or (ii) on or after the  Stepdown  Date if a  Trigger  Event is not in effect  for that
 Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount and (b) the excess of (x) the sum of (i) the aggregate  Certificate  Principal Balance of the Class A Certificates,  after taking into account the payment of the Class A Principal  Distribution  Amount for that Distribution
 Date and (ii) the Certificate  Principal  Balance of the Class M-1 Certificates  immediately prior to that Distribution Date over (y)
 the lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate Stated Principal Balance of the Mortgage
 Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate Stated Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the
 Class A Principal  Distribution  Amount and the Class M-1 Principal  Distribution  Amount, or (ii) on or after the Stepdown Date if a
 Trigger Event is not in effect for that Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that
 Distribution Date after distribution of the Class A Principal  Distribution  Amount and the Class M-1 Principal  Distribution  Amount
 and (b) the  excess of (x) the sum of (i) the  aggregate  Certificate  Principal  Balance of the Class A  Certificates  and Class M-1
 Certificates,  after  taking  into  account  the  payment  of the Class A  Principal  Distribution  Amount  and  Class M-1  Principal
 Distribution Amount for that Distribution Date and (ii) the Certificate  Principal Balance of the Class M-2 Certificates  immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate
 Stated Principal  Balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date and (ii)
 the aggregate  Stated Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution
 Date minus the Overcollateralization Floor.

 CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the
 Class A Principal  Distribution Amount, the Class M-1 Principal  Distribution Amount and the Class M-2 Principal  Distribution Amount
 or (ii) on or after the  Stepdown  Date if a  Trigger  Event is not in  effect  for that  Distribution  Date,  the  lesser of (a) the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1  Principal  Distribution  Amount and the Class M-2 Principal  Distribution  Amount and (b) the excess of (x) the sum of
 (i) the aggregate  Certificate  Principal  Balance of the Class A Certificates,  Class M-1 Certificates  and Class M-2  Certificates,
 after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution  Amount, and
 Class M-2 Principal  Distribution  Amount for that  Distribution  Date and (ii) the  Certificate  Principal  Balance of the Class M-3
 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the product of the  applicable  Subordination
 Percentage and the aggregate Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that
 Distribution  Date and (ii) the aggregate Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the
 Class A Principal  Distribution Amount, the Class M-1 Principal  Distribution Amount, the Class M-2 Principal Distribution Amount and
 the Class M-3  Principal  Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that
 Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal  Distribution Amount, the Class M-2 Principal Distribution Amount
 and the Class  M-3  Principal  Distribution  Amount  and (b) the  excess of (x) the sum of (i) the  aggregate  Certificate  Principal
 Balance of the Class A Certificates,  Class M-1 Certificates,  Class M-2 Certificates and Class M-3  Certificates,  after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  Class M-2 Principal
 Distribution  Amount and Class M-3  Principal  Distribution  Amount for that  Distribution  Date and (ii) the  Certificate  Principal
 Balance of the Class M-4  Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the  product of the applicable  Subordination  Percentage  and the  aggregate  Stated  Principal  Balance of the Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate  Stated  Principal  Balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount,  the Class M-2  Principal  Distribution
 Amount,  the  Class M-3  Principal  Distribution  Amount  and the Class  M-4  Principal  Distribution  Amount or (ii) on or after the
 Stepdown  Date if a  Trigger  Event  is not in  effect  for  that  Distribution  Date,  the  lesser  of (a) the  remaining  Principal
 Distribution  Amount for that  Distribution  Date after  distribution  of the Class A Principal  Distribution  Amount,  the Class M-1
 Principal  Distribution  Amount, the Class M-2 Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount and the
 Class M-4 Principal  Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate  Certificate Principal Balance of the
 Class A Certificates,  Class M-1  Certificates,  Class M-2  Certificates,  Class M-3 Certificates and Class M-4  Certificates,  after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2
 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount  and Class M-4  Principal  Distribution  Amount for that
 Distribution  Date and (ii) the Certificate  Principal  Balance of the Class M-5 Certificates  immediately prior to that Distribution
 Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate Stated  Principal  Balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the  aggregate  Stated
 Principal  Balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that  Distribution  Date minus the
 Overcollateralization Floor.

 CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution  Date, the remaining  Principal  Distribution  Amount for that  Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount,  the Class M-2  Principal  Distribution
 Amount,  the Class M-3  Principal  Distribution  Amount,  the Class M-4  Principal  Distribution  Amount and the Class M-5  Principal
 Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the lesser of (a) the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
 Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the Class M-2  Principal  Distribution  Amount,  the Class M-3
 Principal  Distribution Amount, the Class M-4 Principal  Distribution Amount and the Class M-5 Principal  Distribution Amount and (b)
 the excess of (x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Class A Certificates,  Class M-1 Certificates,
 Class M-2  Certificates,  Class M-3  Certificates,  Class M-4 Certificates  and Class M-5 Certificates  after taking into account the payment of the Class A Principal  Distribution  Amount, Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution
 Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount and Class M-5 Principal  Distribution
 Amount for that  Distribution  Date and (ii) the Certificate  Principal  Balance of the Class M-6 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate Stated
 Principal  Balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the aggregate Stated Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date minus the Overcollateralization Floor.

 CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the
 Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
 the Class M-3 Principal  Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the Class M-5 Principal  Distribution
 Amount and the Class M-6  Principal  Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the  lesser of (a) the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the Class M-2 Principal
 Distribution  Amount,  the Class M-3 Principal  Distribution  Amount,  the Class M-4  Principal  Distribution  Amount,  the Class M-5
 Principal  Distribution  Amount  and the  Class  M-6  Principal  Distribution  Amount  and (b) the  excess  of (x) the sum of (i) the aggregate  certificate  principal  balance of the Class A Certificates,  Class M-1 Certificates,  Class M-2  Certificates,  Class M-3
 Certificates,  Class M-4 Certificates,  Class M-5 Certificates and Class M-6 Certificates, after taking into account the distribution of the Class A Principal  Distribution  Amount, Class M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution Amount,
 Class M-3 Principal  Distribution Amount, Class M-4 Principal  Distribution Amount, Class M-5 Principal Distribution Amount and Class
 M-6 Principal  Distribution  Amount and (ii) the certificate  principal  balance of the Class M-7 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the stated principal balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the  aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date minus the
 OC Floor.

 CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the
 Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
 the Class M-3 Principal  Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the Class M-5 Principal  Distribution
 Amount,  the  Class M-6  Principal  Distribution  Amount  and the Class  M-7  Principal  Distribution  Amount or (ii) on or after the
 Stepdown  Date if a  Trigger  Event  is not in  effect  for  that  Distribution  Date,  the  lesser  of (a) the  remaining  Principal
 Distribution  Amount for that  Distribution  Date after  distribution  of the Class A Principal  Distribution  Amount,  the Class M-1
 Principal  Distribution Amount, the Class M-2 Principal  Distribution Amount, the Class M-3 Principal  Distribution Amount, the Class
 M-4 Principal  Distribution Amount, the Class M-5 Principal  Distribution Amount, the Class M-6 Principal Distribution Amount and the
 Class M-7 Principal  Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate  certificate principal balance of the
 Class A Certificates,  Class M-1 Certificates,  Class M-2 Certificates,  Class M-3  Certificates,  Class M-4 Certificates,  Class M-5
 Certificates,  Class M-6  Certificates  and Class M-7  Certificates,  after  taking  into  account  the  distribution  of the Class A
 Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3
 Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount,  Class M-5  Principal  Distribution  Amount,  Class M-6
 Principal  Distribution Amount and Class M-7 Principal  Distribution  Amount and (ii) the certificate  principal balance of the Class
 M-8 Certificates  immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination
 Percentage  and the  stated  principal  balance  of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
 Distribution  Date and (ii) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the
 Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
 the Class M-3 Principal  Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the Class M-5 Principal  Distribution
 Amount,  the Class M-6  Principal  Distribution  Amount,  the Class M-7  Principal  Distribution  Amount and the Class M-8  Principal
 Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the lesser of (a) the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
 Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the Class M-2  Principal  Distribution  Amount,  the Class M-3
 Principal  Distribution Amount, the Class M-4 Principal  Distribution Amount, the Class M-5 Principal  Distribution Amount, the Class
 M-6 Principal  Distribution Amount, the Class M-7 Principal  Distribution Amount and the Class M-8 Principal  Distribution Amount and
 (b) the  excess  of (x)  the  sum of (i) the  aggregate  certificate  principal  balance  of the  Class  A  Certificates,  Class  M-1
 Certificates,  Class  M-2  Certificates,  Class  M-3  Certificates,  Class  M-4  Certificates,  Class  M-5  Certificates,  Class  M-6
 Certificates,  Class M-7  Certificates  and Class M-8  Certificates,  after  taking  into  account  the  distribution  of the Class A
 Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3
 Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount,  Class M-5  Principal  Distribution  Amount,  Class M-6
 Principal  Distribution  Amount,  Class M-7 Principal  Distribution  Amount and Class M-8 Principal  Distribution Amount and (ii) the
 certificate  principal  balance of the Class M-9 Certificates  immediately prior to that Distribution Date over (y) the lesser of (i)
 the product of the applicable  Subordination  Percentage and the stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS B PRINCIPAL DISTRIBUTION AMOUNT

 With respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect for that Distribution Date, the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the
 Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
 the Class M-3 Principal  Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the Class M-5 Principal  Distribution
 Amount,  the Class  M-6  Principal  Distribution  Amount,  the  Class M-7  Principal  Distribution  Amount,  the Class M-8  Principal
 Distribution  Amount and the Class M-9 Principal  Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A  Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount,  the Class M-2
 Principal  Distribution Amount, the Class M-3 Principal  Distribution Amount, the Class M-4 Principal  Distribution Amount, the Class
 M-5 Principal  Distribution  Amount, the Class M-6 Principal  Distribution  Amount, the Class M-7 Principal  Distribution Amount, the
 Class M-8  Principal  Distribution  Amount and the Class M-9 Principal  Distribution  Amount and (b) the excess of (x) the sum of (i)
 the aggregate certificate principal balance of the Class A Certificates,  Class M-1 Certificates,  Class M-2 Certificates,  Class M-3
 Certificates,  Class  M-4  Certificates,  Class  M-5  Certificates,  Class  M-6  Certificates,  Class  M-7  Certificates,  Class  M-8
 Certificates and Class M-9  Certificates,  after taking into account the distribution of the Class A Principal  Distribution  Amount,
 Class M-1 Principal  Distribution  Amount, Class M-2 Principal  Distribution  Amount, Class M-3 Principal  Distribution Amount, Class
 M-4 Principal  Distribution  Amount,  Class M-5 Principal  Distribution  Amount,  Class M-6 Principal  Distribution Amount, Class M-7
 Principal  Distribution  Amount,  Class M-8 Principal  Distribution  Amount and Class M-9 Principal  Distribution Amount and (ii) the
 certificate  principal  balance of the Class B Certificates  immediately  prior to that  Distribution Date over (y) the lesser of (i)
 the product of the applicable  Subordination  Percentage and the stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 ALLOCATION OF LOSSES

 Any realized losses will be allocated in the following order of priority:

(i)      To Excess Cash Flow for the related Distribution Date;

(ii)     To the overcollateralization amount, until it has been reduced to zero;

(iii)    To the Class B Certificates, until the certificate principal balance thereof has been reduced to zero;

(iv)     To the Class M-9 Certificates, until the certificate principal balance thereof has been reduced to zero;

(v)      To the Class M-8 Certificates, until the certificate principal balance thereof has been reduced to zero;

(vi)     To the Class M-7 Certificates, until the certificate principal balance thereof has been reduced to zero;

(vii)    To the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;

(viii)   To the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

(ix)     To the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

(x)      To the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

(xi)     To the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

(xii)    To the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and,

(xiii)   To the Class A Certificates in the priority described under "Priority of Distributions" above, until reduced to zero.

                                                       PRELIMINARY SWAP SCHEDULE

------------------------ ------------------------- ---------------------- --------------------------
   DISTRIBUTION DATE      NOTIONAL SCHEDULE ($)      DISTRIBUTION DATE      NOTIONAL SCHEDULE ($)
------------------------ ------------------------- ---------------------- --------------------------
       9/25/2006                   578,200,000.00        3/25/2009                   236,343,836.47
      10/25/2006                   561,216,638.18        4/25/2009                   229,397,716.74
      11/25/2006                   544,731,833.29        5/25/2009                   222,655,599.47
      12/25/2006                   528,730,956.77        6/25/2009                   216,111,496.63
       1/25/2007                   513,199,809.11        7/25/2009                   209,759,607.51
       2/25/2007                   498,124,607.29        8/25/2009                   203,593,055.43
       3/25/2007                   483,491,972.56        9/25/2009                   197,607,427.06
       4/25/2007                   469,288,918.60       10/25/2009                   191,797,636.12
       5/25/2007                   455,502,839.99       11/25/2009                   186,158,520.35
       6/25/2007                   442,121,501.08       12/25/2009                   180,685,069.00
       7/25/2007                   429,133,025.10        1/25/2010                   175,372,418.31
       8/25/2007                   416,525,883.65        2/25/2010                   170,215,847.28
       9/25/2007                   404,288,886.51        3/25/2010                   165,210,773.41
      10/25/2007                   392,411,171.69        4/25/2010                   160,352,748.71
      11/25/2007                   380,882,195.84        5/25/2010                   155,637,455.69
      12/25/2007                   369,691,724.88        6/25/2010                   151,060,703.58
       1/25/2008                   358,829,824.92        7/25/2010                   146,618,424.57
       2/25/2008                   348,286,853.49        8/25/2010                   142,306,670.24
       3/25/2008                   338,053,450.99        9/25/2010                   138,121,608.03
       4/25/2008                   328,120,532.36       10/25/2010                   134,059,517.87
       5/25/2008                   318,479,279.06       11/25/2010                   130,116,788.86
       6/25/2008                   309,121,131.25       12/25/2010                   126,289,916.06
       7/25/2008                   300,037,780.22        1/25/2011                   122,575,497.41
       8/25/2008                   291,221,160.95        2/25/2011                   118,970,230.68
       9/25/2008                   282,663,445.09        3/25/2011                   115,470,910.57
      10/25/2008                   274,357,033.90        4/25/2011                   112,074,425.85
      11/25/2008                   266,294,551.57        5/25/2011                   108,777,659.31
      12/25/2008                   258,468,838.70        6/25/2011                   105,577,782.06
       1/25/2009                   250,872,945.91        7/25/2011                   102,471,948.65
       2/25/2009                   243,500,127.70        8/25/2011                    99,457,486.85

------------------------ ------------------------- ---------------------- --------------------------

* The Preliminary Swap Schedule is indicative and subject to change